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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Loral Space & Communications Ltd. Current Report on Form 8-K dated March 20, 1998 and in the following Registration Statements of our report dated February 20, 1998, with respect to the consolidated financial statements of Orion Network Systems, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1997:


      Loral Space & Communications Ltd. Registration Statement (Form S-4 No. 333-46407) and related Prospectus dated February 17, 1998;


      Amendment No. 1 to Loral Space and Communications Ltd. Registration Statement (Form S-3 No. 333-26517) dated June 17, 1997;


      Loral Space and Communications Ltd. Registration Statement (Form S-8 No. 333-14863) dated October 25, 1996;


      Loral Space and Communications Ltd. Registration Statement (Form S-8 No. 333-49091) dated April 1, 1998


                                           /s/ Ernst & Young LLP

Washington D.C.
April 2, 1998